UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 29, 2010

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Janus Capital Group Inc was held in Denver, Colorado, on April 29, 2010.  At that meeting, the stockholders considered and acted upon the following proposals:

Proposal No. 1:  Election of Directors.  By the vote reflected below, the stockholders elected the following individuals as directors for three-year terms:

Director	For	Against	Abstain	Broker Non- Votes
Deborah R. Gatzek	137,750,310	2,103,435	47,522	20,606,668
G. Andrew Cox	132,826,623	7,019,094	55,550	20,606,668
Robert T. Parry	137,629,938	2,178,211	93,118	20,606,668
Jock Patton	132,766,947	7,076,272	58,048	20,606,668
Richard M. Weil	138,390,122	1,453,193	57,952	20,606,668

Proposal No. 2:  Ratification of the Appointment of Deloitte & Touche LLP as Independent Auditor. By the vote reflected below, the stockholders ratified the appointment of Deloitte & Touche LLP as independent auditor:

	For	Against	Abstain	Broker Non- Votes
Proposal 2	156,391,551	3,841,931	274,453	—

Proposal No. 3:  Approval of Janus’ 2010 Long Term Incentive Stock Plan. By the vote reflected below, the stockholders approved the 2010 Long-Term Incentive Stock Plan:

	For	Against	Abstain	Broker Non- Votes
Proposal 3	99,394,426	39,012,398	1,494,443	20,606,668

JCG also issued a press release reporting summary results of the shareholder vote held on April 29, 2010.  A copy of that press release is being furnished as Exhibit 99.1 to this Current Report.

ITEM 9.01                   Financial Statements and Exhibits.

(d)           Exhibits

99.1                           Janus Capital Group Inc. press release reporting the results of the shareholder vote held on April 29, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: April 29, 2010	By:	/s/ Gregory A. Frost
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Janus Capital Group Inc. press release reporting the results of the shareholder vote held on April 29, 2010.